Exhibit 99.2

NEWS RELEASE

ASSOCIATED MATERIALS, LLC TO HOLD
THIRD QUARTER 2016 EARNINGS CONFERENCE CALL

CUYAHOGA FALLS, Ohio, November 3, 2016 — Associated Materials, LLC (the “Company”) today announced that its third quarter 2016 earnings conference call will be held on Tuesday, November 8, 2016 at 9:30 a.m. Eastern Time. The conference call may be accessed at the telephone dial-in provided below. The Company's Chief Executive Officer, Brian C. Strauss, and Chief Financial Officer, Scott F. Stephens, will participate.

What:	Associated Materials, LLC Third Quarter 2016 Earnings Conference Call

When:	November 8, 2016 at 9:30 a.m. Eastern Time

Where:	Conference call dial-in number: (844) 607-8368

Conference call identification number to join the call: 56374075

Contact:	Sherry Wharton, (330) 922-2033

The call will be available for replay at either of the following numbers with the above conference call identification number through November 16, 2016: (855) 859-2056 or (404) 537-3406

About Associated Materials, LLC
Associated Materials was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil and aluminum and steel siding and related accessories, which are produced at the Company’s 11 manufacturing facilities. In addition, the Company sells complementary products that are manufactured by third parties, such as roofing materials, cladding materials, insulation, exterior doors, equipment and tools. The Company also provides installation services.

For more information about the Company and its products, please visit: www.associatedmaterials.com or contact Scott F. Stephens, Chief Financial Officer, (330) 922-7743.